TERMS AGREEMENT

                                                                  March 10, 1997

Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

      We understand that Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its 7% Notes Due March 15, 2004 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached hereto at 99.209% of the principal amount thereof. The Closing Date shall be March 13, 1997 at 8:30 a.m. at the offices of Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

                 The Securities shall have the following terms:

      Title:                    7% Notes Due March 15, 2004

      Maturity:                 March 15, 2004

      Interest Rate:            7%

      Interest Payment
         Date:                  March 15 and September 15 commencing September
                                15, 1997

      Regular Record
         Dates:                 February 28 and August 31

      Initial Price
         To Public:             99.759% of the principal amount thereof plus
                                accrued interest from March 13, 1997, to date of payment and delivery

      Redemption
         Provisions:            The Securities are not redeemable by the Company
                                prior to maturity

      All the provisions contained in the document entitled "Smith Barney Shearson Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated October 29, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      Basic Provisions varied with respect to this Term Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriter hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on March 13, 1997 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct; and

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 33-70340), including a prospectus, relating to the Securities has been prepared" and insert in lieu thereof "Registration statements on Form S-3 (File No. 333-17831 and File No. 33-92706), including a prospectus, relating to the Securities have been prepared." In the tenth line of Section 2(a), delete "has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time" and insert in lieu thereof "have been filed with the Commission and have become effective. Such registration statements and prospectus may have been amended or supplemented from time to time." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statements on Form S-3.

      The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

      A. George Saks, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is counsel to the Underwriter.

      Please accept this offer no later than 9:00 p.m. on March 10, 1997, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

      "We hereby accept your offer, set forth in the Terms Agreement, dated March 10, 1997, to purchase the Securities on the terms set forth therein."

                                    Very truly yours,

                                    SMITH BARNEY INC.
                                    CS FIRST BOSTON CORPORATION
                                    CHASE SECURITIES, INC.
                                    LEHMAN BROTHERS INC.
                                    J.P. MORGAN SECURITIES INC.
                                    MORGAN STANLEY & CO.
                                         INCORPORATED
                                    SALOMON BROTHERS INC
                                    UBS SECURITIES LLC

                                    By SMITH BARNEY INC.


                                    By: /s/ Robert H. Baldwin, Jr.
                                        ------------------------------
                                        Name: Robert H. Baldwin, Jr.
                                        Title: Managing Director

ACCEPTED:

SMITH BARNEY HOLDINGS INC.


By:/s/ Firoz B. Tarapore
   --------------------------
   Name:  Firoz B. Tarapore
   Title: Assistant Treasurer


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

Underwriters                                    Principal Amount
------------                                    ----------------
Smith Barney Inc.                                 $ 31,250,000
CS First Boston Corporation                         31,250,000
Chase Securities, Inc.                              31,250,000
Lehman Brothers Inc.                                31,250 000
J.P. Morgan Securities Inc.                         31,250,000
Morgan Stanley & Co. Incorporated                   31,250,000
Salomon Brothers Inc                                31,250,000
UBS Securities LLC                                  31,250,000
                                                  ------------
         Total                                    $250,000,000


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